EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our reports dated March 15, 2017, relating to our audit of the HopFed Bancorp, Inc. and subsidiaries’ (the “Company”) consolidated financial statements and internal control over financial reporting as of and for the year ended December 31, 2016, which appears in this Annual Report on Form 10-K, in the Company’s following Registration Statements:

•	Registration Statement (No. 333-156652) on Form S-3,

•	Registration Statement (No. 333-189670) on Form S-8,

•	Registration Statement (No. 333-117956) on Form S-8, and

•	Registration Statement (No. 333-79391) on Form S-8.

/s/ Carr, Riggs & Ingram, LLC

Nashville, Tennessee

March 15, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in registration statements Nos. 333-189670, 333-117956, and 333-79391 on Form S-8 and No. 333-156652 on Form S-3 of HopFed Bancorp, Inc. and subsidiaries of our report dated March 3, 2016, relating to the consolidated balance sheet of HopFed Bancorp, Inc. and subsidiaries as of December 31, 2015, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2015, which report appears in the December 31, 2016 Annual Report on Form 10-K of HopFed Bancorp, Inc. and subsidiaries.

/s/ RAYBURN | FITZGERALD PC

Brentwood, Tennessee

March 15, 2017